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                                                                     Exhibit 4-J

                                                                  EXECUTION COPY

                               FIFTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

     THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Fifth Amendment") is made as of the 13th day of February, 2006 by and among True Value Company, a Delaware corporation (f/k/a TruServ Corporation and herein "True Value" or "TruServ"), TruServ Acceptance Company, an Illinois corporation ("TruServ Acceptance"), TruServ Logistics Company, an Illinois corporation ("TruServ Logistics"), General Paint & Manufacturing Company ("General Paint") and True Value.com Corporation, a Delaware corporation ("True Value.com"), Bank of America, N.A., a national banking association ("BofA"), as successor-in-interest to Fleet Capital Corporation ("FCC"), as agent for Lenders hereunder (BofA, in such capacity, being "Agent"), Wachovia Capital Financial Corporation (Central) (f/k/a Congress Financial Corporation), Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services, Inc., LaSalle Business Credit, LLC as Co-Documentation Agents ("Co-Documentation Agents") and the lenders who are signatories hereto ("Lenders"). True Value, TruServ Acceptance, TruServ Logistics, General Paint and True Value.com are sometimes hereinafter referred to individually as a "Borrower" and collectively as "Borrowers."

                                   WITNESSETH:

     WHEREAS, Borrowers, Bank of America, N.A., as Syndication Agent (Bank of America, N.A. has assigned all of its interests to FCC which, in turn, has assigned all of its interests, either directly or indirectly, through an Affiliate of BofA to BofA), Co-Documentation Agents, Agent and Lenders entered into a certain Loan and Security Agreement dated as of August 29, 2003, as amended by a certain First Amendment to Loan and Security Agreement by and among Borrowers, Bank of America, N.A., as Syndication Agent, Co-Documentation Agents, Agent and Lenders dated as of March 19, 2004, by a certain Second Amendment to Loan and Security Agreement by and among Borrowers, Bank of America, N.A., as Syndication Agent, Co-Documentation Agents, Agents and Lenders dated as of October 26, 2004, by a certain Third Amendment to Loan and Security Agreement by and among Borrowers, Co-Documentation Agents, Agent and Lenders dated as of May 6, 2005 and by a certain Fourth Amendment to Loan and Security Agreement by and among Borrowers, Co-Documentation Agents, Agent and Lenders dated as of December 28, 2005 (said Loan and Security Agreement, as so amended, is hereinafter referred to as the "Loan Agreement"); and

     WHEREAS, Borrowers desire to amend and modify certain provisions of the Loan Agreement and, subject to the terms hereof, Agent and Lenders are willing to agree to such amendments and modifications;

     NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms used herein without definition shall have the meaning given to them in the Loan Agreement.

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     2. Added and Amended Definitions. Appendix A of the Loan Agreement is
hereby amended to insert the following new definitions of "Fifth Amendment" and "Fifth Amendment Effective Date" in their appropriate alphabetical order; and the definition of "Borrowing Base" contained in Appendix A to the Loan Agreement and the definition of "Fixed Charge Coverage Ratio" contained in Exhibit 8.3 of the Loan Agreement are hereby deleted and the following are inserted in their stead:

          "Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

               (i) the Revolving Credit Maximum Amount; or

               (ii) an amount equal to the sum of

                    (a) 85% of the net amount of Eligible Accounts outstanding at such date; plus

                    (b) the least of

                         (1) $175,000,000,

                         (2) 65% of the value of Eligible Inventory (other than
               that portion of Eligible Inventory consisting of Eligible On-Water Inventory) on such date plus the lesser of (x) the "Maximum On-Water Amount" (as defined below) or (y) 65% of the value of Eligible On-Water Inventory on such date; and

                         (3) 85% (90% during the Seasonal Advance Months) of the
               Net Appraised Orderly Liquidation Value of Eligible Inventory at such date plus

                    (c) an amount (the "Fixed Asset Sublimit") the lesser of (i)
               $25,000,000 reduced by $218,774.18 on October 1, 2003 and the first day of each month thereafter or (ii) the sum of (x) the product of the Equipment Percentage multiplied by 80% multiplied by the Net Appraisal Orderly Liquidation Value of Borrowers' Equipment plus (y) the product of the Real Property Percentage multiplied by 65% of the Net Appraised Fair Market Value of Borrowers' real Property.

          For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time, (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP and (3) the Maximum On-Water Amount shall be equal to $40,000,000.


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          Fifth Amendment - that certain Fifth Amendment to Loan and Security
     Agreement dated as of February 13, 2006 by and among Borrowers, Co-Documentation Agents, Agent and the Lenders party thereto.

          Fifth Amendment Effective Date - shall have the meaning contained in
     Section 7 of this Fifth Amendment.

          Fixed Charge Coverage Ratio - with respect to any period, the ratio of
     (i) EBITDA for such period plus, with respect to fiscal periods ending on or prior to December 31, 2006, to the extent recognized within the applicable period, the amount of gain ("Blackhawk Gain") realized from the sale of the Blackhawk Facility (in an amount not to exceed $9,100,000), minus the sum of (a) any provision for income taxes payable in cash and included in the determination of net earnings for such period plus (b) Capital Expenditures (excluding Blackhawk Capital Expenditures) during such period, to (ii) Fixed Charges for such period, all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP. The foregoing notwithstanding, for purposes of the definition of Applicable Margin, Fixed Charge Coverage Ratio shall be determined without adding to EBITDA the Blackhawk Gain."

     3. Loans. Subsection 8.2.2 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

          "8.2.2 Loans. Make, or permit any Restricted Subsidiary of any Borrower to make, any loans or other advances of money to any Person, other than (i) for salary, travel, relocation and entertainment advances, advances against commissions and other similar advances to employees in the ordinary course of business, (ii) extensions of trade credit and advance payments on leases, licenses and other contracts, in each case, in the ordinary course of business, (iii) deposits with financial institutions and securities intermediaries permitted or required under this Agreement, (iv) prepaid expenses, including, without limitation, lease prepayments, (v) loans or advances from any Borrower to any other Borrower or to any Restricted Subsidiary, (vi) loans or advances from any Restricted Subsidiary to any Borrower or any other Restricted Subsidiary, (vii) loans existing on the date hereof and set forth on Exhibit 8.2.2, (viii) Member Loans in an aggregate amount outstanding at any time not to exceed (x) $10,000,000 with respect to fiscal year 2006, (y) $20,000,000 with respect to fiscal year 2007, or (z) $30,000,000 with respect to fiscal year 2008, less, for each fiscal year, the aggregate amount of Member Guaranties outstanding at such time, and (ix) any loan that consists of an Account from a former Member that is converted in the ordinary course of business into a loan and does not involve the advance of money."

     4. Leases. Section 8.2.18 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

          "8.2.18 Intentionally Omitted."

     5. Fee. In order to induce Agent and Lenders to enter into this Fifth Amendment, Borrowers agree to pay to Agent, for the ratable benefit of Lenders, an amendment fee in the


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amount of $16,500. Said amendment fee shall be due, payable, fully earned and non-refundable on the date of this Fifth Amendment.

     6. Fifth Amendment Effective Date. This Fifth Amendment shall become effective when (x) Borrowers, Agent and all Lenders shall have executed and delivered to each other this Fifth Amendment and (y) Borrowers shall have paid to Agent, for the ratable benefit of Lenders, the amendment fee referred to in
Section 5. The date on which such foregoing condition is satisfied shall be referred to as the "Fifth Amendment Effective Date."

     7. Execution in Counterparts. This Fifth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     8. Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

     9. Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the successors and assigns of each Borrower, Agent and each Lender permitted under Section 11.9 of the Loan Agreement.

     10. Governing Law. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of Illinois.

                            (SIGNATURE PAGE FOLLOWS)


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       (SIGNATURE PAGE TO FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

     IN WITNESS WHEREOF, this Fifth Amendment has been duly executed as of the day and year specified at the beginning hereof.

                                        TRUE VALUE COMPANY, as a Borrower


                                        By:  /s/ BARBARA L. WAGNER
                                            ------------------------------------
                                        Name: Barbara L. Wagner
                                        Title: Vice President and Treasurer


                                        TRUSERV ACCEPTANCE COMPANY, as
                                        a Borrower


                                        By:  /s/ BARBARA L. WAGNER
                                            ------------------------------------
                                        Name: Barbara L. Wagner
                                        Title: Vice President and Treasurer


                                        TRUSERV LOGISTICS COMPANY, as a Borrower


                                        By:  /s/ BARBARA L. WAGNER
                                            ------------------------------------
                                        Name: Barbara L. Wagner
                                        Title: Vice President and Treasurer


                                        GENERAL PAINT & MANUFACTURING COMPANY,
                                        as a Borrower


                                        By:  /s/ BARBARA L. WAGNER
                                            ------------------------------------
                                        Name: Barbara L. Wagner
                                        Title: Vice President and Treasurer


                                        TRUE VALUE.COM CORPORATION, as a
                                        Borrower


                                        By:  /s/ BARBARA L. WAGNER
                                            ------------------------------------
                                        Name: Barbara L. Wagner
                                        Title: Vice President and Treasurer

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       (SIGNATURE PAGE TO FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

                                        BANK OF AMERICA, N.A., as Agent and
                                        as a Lender


                                        By:  /s/ DEBRA A. RATHBERGER
                                            ------------------------------------
                                        Name:  Debra A. Rathberger
                                              ----------------------------------
                                        Title:  Senior Vice President
                                               ---------------------------------

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       (SIGNATURE PAGE TO FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

                                        WACHOVIA CAPITAL FINANCE CORPORATION
                                        (CENTRAL) (FORMERLY KNOWN AS
                                        CONGRESS FINANCIAL CORPORATION
                                        (CENTRAL)), as Co-Documentation
                                        Agent and as a Lender


                                        By: /s/ BARRY FELKER
                                            ------------------------------------
                                        Name:   Barry Felker
                                              ----------------------------------
                                        Title:  Associate
                                               ---------------------------------

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       (SIGNATURE PAGE TO FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

                                        MERRILL LYNCH CAPITAL, a Division of
                                        Merrill Lynch Business Financial
                                        Services, Inc., as Co-Documentation
                                        Agent and as a Lender


                                        By: /s/ EDWARD SHUSTER
                                            ------------------------------------
                                        Name:   Edward Shuster
                                              ----------------------------------
                                        Title:  Assistant Vice President
                                               ---------------------------------

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       (SIGNATURE PAGE TO FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

                                        LASALLE BUSINESS CREDIT, LLC, as
                                        Co-Documentation Agent and as a
                                        Lender


                                        By: /s/ STEVEN BUFORD
                                            ------------------------------------
                                        Name: Steven Buford
                                        Title: Vice President

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       (SIGNATURE PAGE TO FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

                                        THE CIT GROUP/BUSINESS CREDIT, INC.,
                                        as a Lender


                                        By:  /s/ EUSTACHIO BRUNO
                                            ------------------------------------
                                        Name:    Eustachio Bruno
                                              ----------------------------------
                                        Title:   Assistant Vice President
                                               ---------------------------------

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       (SIGNATURE PAGE TO FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT)

                                        M & I MARSHALL & ILSLEY BANK, as
                                        a Lender


                                        By:  /s/ RONALD J. CAREY
                                            ------------------------------------
                                        Name:    Ronald J. Carey
                                              ----------------------------------
                                        Title:   Vice President
                                               ---------------------------------


                                        By:  /s/ JAMES R. MILLER
                                            ------------------------------------
                                        Name:    James R. Miller
                                              ----------------------------------
                                        Title:   Vice President
                                               ---------------------------------